Exhibit 8

SKF Group
LIST OF SUBSIDIARIES HELD DIRECTLY OR INDIRECTLY BY THE PARENT COMPANY, AB SKF

Name of Company	Domicile	Country

SKF Argentina S.A.	Buenos Aires	Argentina
SKF Australia Pty. Ltd.	Oakleigh Victoria	Australia
SKF Australia (Manufacturing) Pty. Ltd.	Melbourne	Australia
SKF Österreich AG	Steyr	Austria
SKF NV/SA	Brussels	Belgium
Willy Vogel Belgium B.V.B.A.	Sint-Kateline-Waver	Belgium
SKF do Brasil Ltda.	Guarulhos-São Paulo	Brazil
SKF Participação, Ltda	Guarulhos-São Paulo	Brazil
Bvi Jaeger Co. Ltd.	Road Town	British Virgin Islands
Brunei Real Industrial Corp.	Bandar Seri Begawan	Brunei
Brunei Opus Co. Ltd.	Bandar Seri Begawan	Brunei
SKF Bearings Bulgaria EAD	Sopot	Bulgaria
SKF Canada Ltd.	Scarborough	Canada
Altus Engineering Inc.	Sault Ste. Marie	Canada
Revolve Magnetic Bearings Inc.	Calgary	Canada
CR Services Canada Ltd.	Agincourt	Canada
BFW Coupling Services Ltd.	Ontario	Canada
SKF Chilena S.A.I.C.	Santiago	Chile
SKF Latin Trade S.A.	Santiago	Chile
SKF Automotive Bearings Company Ltd.	Shanghai	China
Beijing Nankou SKF Railway Bearings Co. Ltd.	Beijing	China
SKF Sealing Solutions (Wuhu) Co., Ltd.	Anhui	China
SKF (Dalian) Bearings and Precision Technologies Co. Ltd.	Dalian	China
SKF (China) Investment Company Ltd.	Shanghai	China
SKF (Shanghai) Investment Consultancy Co. Ltd.	Shanghai	China
Dalian SKF Wazhou Bearings Company Ltd.	Wafangdian	China
SKF Shanghai Bearings Co. Ltd	Shanghai	China
SKF Bearings Trade Co. Ltd	Shanghai	China
SKF (China) Sales Co.Ltd	Shanghai	China
SKF (Shanghai) Automotive Technologies Co., Ltd	Shanghai	China
Jaeger International Trading Shanghai	Shanghai	China
Dongguan Jaeger Communication	Dongguan	China
Jaeger Precision Actuatronic Ping Hu	Ping Hu	China
SKF Ložiska, a.s.	Prague	Czech Republic
SKF Danmark A/S	Bröndby	Denmark
Oy SKF Ab	Espoo	Finland
SKF Holding France S.A.R.L.	Clamart	France
SKF France S.A.	Clamart	France
Opero Bearings S.A.S.	Clamart	France
Transrol S.A.S.	Chambery	France
SKF Equipements S.A.S.	Montigny le Bretanneux	France
RKS S.A.- SKF Slewing Bearings	Auxerre	France
SKF Aerospace France S.A.S.	Saint Vallier s/Rhone Cedex	France
Vogel France S.A.S.	Samur	France
TAA Magnetic S.A.R.L.	Argenteuil Cedex	France
SKF GmbH	Schweinfurt	Germany
SKF Gleitlager GmbH	Püttlingen (Saar)	Germany
SKF Linearsysteme GmbH	Schweinfurt	Germany
Seeger Wilischthal GmbH	Wilischthal	Germany

SKF Sealing Solutions GmbH	Leverkusen-Opladen	Germany
Magnetic Elektromotoren GmbH	Maulburg	Germany
SKF Textilmaschinen- Komponenten GmbH	Stuttgart	Germany
Willy Vogel AG	Berlin	Germany
SKF Hellas S.A.	Athens	Greece
SKF Far East Company Ltd.	Hong Kong	Hong Kong
SKF China Ltd.	Hong Kong	Hong Kong
SKF Svéd Golyóscsapágy Részvénytársaság	Budapest	Hungary
SKF India Ltd.	Mumbai	India
SKF Sealing Solutions India Ltd.	Mumbai	India
PT. SKF Indonesia	Jakarta	Indonesia
PT. Skefindo Primatama	Jakarta	Indonesia
SKF Industrie S.p.A	Airasca (Torino)	Italy
Berger Vogel S.r.L.	Milano	Italy
RFT S.p.A.	Villanova d'Asti	Italy
SKF Multitec S.p.A.	Torino	Italy
Gamfior S.p.A.	Torino	Italy
RIV-SKF Officine di Villar Perosa S.p.A	Torino	Italy
Officine Meccanice di Villar Perosa S.p.A	Villar Perosa	Italy
SKF Japan Ltd.	Tokyo	Japan
Vogel Japan Ltd.	Osaka	Japan
SKF Kenya Ltd.	Nairobi	Kenya
SKF Korea Ltd.	Pusan	Korea
SKF Automotive Components Corp.	Changwon-City	Korea
SKF Sealing Solutions Korea Co., Ltd.	Taegu	Korea
SKF Bearing Industries (Malaysia) Sdn. Bhd.	Nilai	Malaysia
SKF Malaysia Sdn. Bhd.	Kuala Lumpur	Malaysia
SKF Holding Mexicana S.A. de C.V.	Mexico City	Mexico
Industrias Mexicanas S.A.	Mexico City	Mexico
SKF de Mexico S.A. de C.V.	Puebla, Pue	Mexico
SKF Sealing Solutions, S.A. de C.V.	Guadalajara	Mexico
SKF Holding Maatschappij Holland B.V.	Veenendaal	The Netherlands
CASIT B.V.	Veenendaal	The Netherlands
SKF B.V.	Veenendaal	The Netherlands
SKF Engineering & Research Centre B.V.	Nieuweigein	The Netherlands
SKF Engineering & Research Services B.V.	Nieuweigein	The Netherlands
SKF Multitec Benelux B.V.	Mijdrecht	The Netherlands
Delta Consult B.V.	Kapelle	The Netherlands
Machine Support B.V.	Ridderkerk	The Netherlands
Vogel Beheer B.V.	Enschede	The Netherlands
Vogel Nederland B.V.	Enschede	The Netherlands
Vogel Onroerend Goed B.V.	Enschede	The Netherlands
SKF New Zealand Ltd.	Auckland	New Zealand
SKF Nigeria Limited	Lagos	Nigeria
Niue First International Corp	Alofi	Niue
Niue Superior International Corp	Alofi	Niue
SKF Norge A/S	Oslo	Norway
SKF Pakistan Private Limited	Karachi	Pakistan
SKF del Perú S.A.	Lima	Peru
SKF Philippines Inc.	Makati City	Philippines
SKF Centrala Handlowo - Techniczna Sp.z.o.o.	Warszaw	Poland
SKF Poznan´ S.A.	Poznan	Poland
SKF Portugal-Rolamentos, Lda.	Amadora	Portugal
SKF ZAO	Moscow	Russia
SKF South East Asia & Pacific Pte Ltd.	Singapore	Singapore
SKF Treasury Centre Asia Pacific Pte. Ltd.	Singapore	Singapore
SKF South Africa (Pty.) Ltd.	Witfield	South Africa
Barseco (Pty) Ltd.	Witfield	South Africa

SKF Española S.A.	Madrid	Spain
SKF Productos Industriales S.A.	Barcelona	Spain
Vogel Iberica S.A.	Coslada	Spain
SKF Sverige AB	Göteborg	Sweden
AB SKF-Agenturer	Göteborg	Sweden
AB Compania Sudamericana SKF	Göteborg	Sweden
AB S.A. des Roulements à Billes Suédois SKF	Göteborg	Sweden
SKF International AB	Göteborg	Sweden
SKF Mekan AB	Katrineholm	Sweden
Ovako Couplings Holding AB	Göteborg	Sweden
Ovako Steel Holding AB, in liquidation	Göteborg	Sweden
SKF Coupling Systems AB	Hofors	Sweden
Ovako Tube AB	Göteborg	Sweden
Bagaregården 16:7 KB	Göteborg	Sweden
SKF Vehicle Parts AB	Göteborg	Sweden
SKF AutoBalance Systems AB, in liquidation	Göteborg	Sweden
KB Gamlestaden 1:10	Göteborg	Sweden
SKF Lager AB	Göteborg	Sweden
AB Svenska Kullagerfabriken	Göteborg	Sweden
SKF Service AB	Göteborg	Sweden
SKF Nova AB	Göteborg	Sweden
SKF Fondförvaltning AB	Göteborg	Sweden
SKF Dataservice AB	Göteborg	Sweden
SKF Actuators AB	Göteborg	Sweden
Återförs’kringsaktiebolaget SKF	Göteborg	Sweden
SKF Eurotrade AB	Göteborg	Sweden
SKF Logistics Services AB	Göteborg	Sweden
SKF Förvaltning AB	Göteborg	Sweden
SKF Förs’ljning AB	Göteborg	Sweden
Nordiska Kullager Aktiebolaget	Göteborg	Sweden
SKF Transmission AB	Jönköping	Sweden
SKF Multitec AB	Helsingborg	Sweden
Scandrive Control AB	Hallstahammar	Sweden
SKF Sealing Solutions AB	Landskrona	Sweden
Sommers Industriteknik AB	Linköping	Sweden
James Askew Associate AB, in liquidation	Luleå	Sweden
SKF Condition Monitoring Center (Luleå) AB	Luleå	Sweden
Monitoring Control Center MCC AB	Kiruna	Sweden
SKF Schweiz AG	Zürich	Switzerland
SKF Verwaltungs AG	Zürich	Switzerland
Magnetic Elektromotoren AG	Liestal	Switzerland
SKF Bearing Services Taiwan Ltd.	Taipei	Taiwan
Micro Nano Plus Technology Co.	Taipei	Taiwan
Dynamic Healthtech Inc.	Taipei	Taiwan
Jaeger Industrial Co., Ltd	Taipei	Taiwan
SKF (Thailand) Ltd.	Bangkok	Thailand
SKF Türk Sanayi ve Ticaret Limited Sirketi.	Istanbul	Turkey
Lutsk Bearing Plant	Lutsk	Ukraine
SKF (U.K.) Ltd.	Luton	United Kingdom
SKF (UK) Holdings Ltd.	Luton	United Kingdom
SKF Investments Ltd.	Luton	United Kingdom
SKF Bearings Ltd.	Luton	United Kingdom
MTSR Ltd.	Luton	United Kingdom
SARMA (UK) Ltd., in liquidation	Clevedon	United Kingdom
SKF Enginering Products Ltd.	Milton Kenes	United Kingdom
SKF Aerospace UK	Clevedon	United Kingdom
Trelanoak Ltd.	Luton	United Kingdom
Pilgrim International Ltd.	Oldham	United Kingdom

Development Engineering International Ltd.	Aberdeen	United Kingdom
Diagnostic Instruments Ltd.	Edinburgh	United Kingdom
SKF USA Inc.	Norristown, PA	United States
SKF Condition Monitoring Inc.	San Diego, CA	United States
Roller Bearing Industries, Inc.	Elisabethtown, KY	United States
Erin Engineering, Inc.	Walnut Creek, CA	United States
Atlas Management Inc.	Wilmington, DE	United States
CR Industries Inc.	Springfield, SD	United States
CR Franklin Inc.	Franklin, NC	United States
Atlas Ball Company	Norristown, PA	United States
SKF Acquisition Corporation	Norristown, PA	United States
SKF Industries, Inc.	Wilmington, DE	United States
MRC Bearings Inc.	Wilmington, DE	United States
Chicago Rawhide Manufacturing Company	Wilmington, DE	United States
Chicago Rawhide Inc.	Wilmington, DE	United States
The Twentieth Century Machine CO. Inc	Armada, MI	United States
Vogel Lubrications Inc.	Newport News, VA	United States
Jaeger USA Inc	Atlanta	United States
Apex Dynamics Healthcare Products	Atlanta	United States
SKF Venezolana S.A.	Caracas	Venezuela
SKF Equipment Services C.A.	Valencia	Venezuela
West Samoa Jia Wei Co	Apia	West Samoa
West Samoa Legend International Ltd	Apia	West Samoa
West Samoa First Actuatronic Co Ltd	Apia	West Samoa
SKF (Zambia) Ltd.	Kitwe	Zambia
SKF Zimbabwe (Private) Ltd.	Harare	Zimbabwe